Exhibit 99.1

 WEX Third Quarter 2018 Earnings  October 31, 2018

 WEX Forward-Looking Statements  This earnings presentation contains forward-looking statements, including statements regarding: financial guidance and assumptions underlying the Company's financial guidance. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings presentation and the discussion accompanying it, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the ability to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of its third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2017 filed on Form 10-K filed with the Securities and Exchange Commission on March 1, 2018.  The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this earnings presentation and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income, please see our most recent earnings release, issued on October 31, 2018. See the Appendix to this presentation for an explanation and reconciliation of non-GAAP adjusted net income (or “ANI”) to GAAP net income, ANI per diluted share to GAAP net income per diluted share, and adjusted operating margin to GAAP operating margin.

 3Q2018 Highlights    Fleet    Travel & Corporate    Health & Employee Benefits  18.1%   53.1%   17.9%   3Q2018 Segment Revenue Growth Vs. 3Q2017     (1.2)%  +35.7%  +17.7%   US Healthcare up 13%

Strategic Pillars



Build upon our best in class GROWTH ENGINE
Lead through SUPERIOR TECHNOLOGY
Drive scale through SUPERIOR EXECUTION
LEVERAGE OUR CULTURE to attract and retain the best employees

HIGHLIGHTS FOR THE QUARTER

- Continued to experience strong organic revenue growth, driven primarily by volume
- Signed agreements recently with Chevron and FleetCor to transition Chevron portfolio to WEX
- New JCB issuing contract further opens up the Japanese market for travel late next year
- Continue to build out corporate payment capabilities with purchase of Noventis
- Additional infrastructure and resources being deployed in preparation for Shell and Chevron
- Continued rollout of Clearview Snap offers fleet analytics to more than 3,000 customers
- Driver Dash mobile payment app live at more than 10,000 locations with strong merchant demand
- WEX again certified as a "Great Place to Work"

4

Executing on the WEX Strategy

BUILDING A BEST-IN-CLASS GROWTH ENGINE

LEADING WITH SUPERIOR PRODUCTS AND TECHNOLOGY

FLEET

- Significant progress towards readiness for onboarding Chevron and Shell portfolios
- Driver Dash network expanded to more than 10,000 accepting sites
- SmartHub app includes real time push notifications and declined transaction details
- Country rollouts for Chevron in Asia completed

TRAVEL & CORPORATE

- Signed acquisition of Noventis expanding our capabilities in corporate payments market
- Expanded product optionality with new JCB contract; go live expected late next year

HEALTH & EMPLOYEE BENEFITS

- More than 300 new features released so far this year
- Improved processing speed
- Simplified consumer experience
- Integrated investment portal
- Launch of Cobra mobile app
- Robust business intelligence metrics and capabilities

5

Noventis Acquisition Overview

Noventis optimizes the payment delivery process


User initiates BillPay with their bank
BillPay provider sends payment file to Noventis
Noventis intelligently routes payment
Noventis delivers payments to merchants

COMPANY OVERVIEW

- Noventis is an electronic payments network focused on optimizing payment delivery for bills and invoices to commercial entities
- Scalable underlying technology to optimize payments using robotics process automation (RPA) technology and API delivery
- GTM strategy via three channels: bank technology vendors, accounts payable (AP) software providers, and direct retail
- Makes payment via virtual cards issued by several partners including WEX as well as ACH and Check
- A significant majority of revenue is from interchange

COMPANY STATISTICS

- Network of 125K billers and suppliers
- 85% of payments with no manual handling
- ~100 employees with offices in Houston, Texas and Portland, Oregon

DOLLAR VOLUME PROCESSED

$2 Billion
Virtual card payment volume processed in 2017

6

 WEX Third Quarter 2018 Financial Results

 Company Results - Q3 2018     3Q18  3Q17  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $382,690  $324,002  $58,688  18.1%            Net income attributable to shareholders  $57,322  $33,971  $23,351  68.7%  Net income attributable to WEX Inc. per diluted share  $1.31  $0.79  $0.52  65.8%            Adjusted net income attributable to shareholders  $95,359  $61,483  $33,876  55.1%  Adjusted net income attributable to shareholders per diluted share  $2.19  $1.43  $0.76  53.1%  Strong underlying growth across the businesses drove adjusted net income and margin expansion  In thousands except per share data

 Revenue Breakdown - Q3 2018     3Q18  3Q17  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $382,690  $324,002  $58,688  18.1%  Segment Revenue          Fleet Solutions  $249,612  $212,078  $37,534  17.7%  Travel and Corporate Solutions  $82,810  $61,026  $21,784  35.7%  Health and Employee Benefit Solutions  $50,268  $50,898  $(630)  (1.2)%  Another record setting revenue quarter, with overall double digit growth rate  In thousands unless otherwise noted

 Revenue Recognition Impacts    Total  Fleet Solutions  $8,863  Travel and Corporate Solutions  1,880  Health and Employee Benefit Solutions  (356)  Total  $10,387  Q3 2018 total revenue included $10.4 million due to accounting changes  In thousands unless otherwise noted  No material impact on earningsCertain partner rebates and network fees are being reclassified for new accounting guidance

 Fleet Solutions    3Q18  3Q17  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  249,612  212,078  37,534  17.7%  Payment Processing Revenue ($)  116,023  90,270  25,753  28.5%  Finance Fee Revenue ($)  51,644  40,773  10,871  26.7%  All Other Revenue ($)  81,945  81,035  910  1.1%            Payment Processing Transactions  117,680  110,047  7,633  6.9%  Net Payment Processing Rate (%)  1.19%  1.17%  0.02%  1.7%  Average US Fuel Price (USD/gallon)  $3.06  $2.51  $0.55  21.9%  Net Late Fee Rate (%)  0.43%  0.42%  0.01%  2.4%  Organic revenue and transaction growth bolstered by fuel price tailwinds result in strong revenue growth  In thousands unless otherwise noted

 Travel and Corporate Solutions    3Q18  3Q17  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  82,810  61,026  21,784  35.7%  Payment Processing Revenue ($)  54,345  44,177  10,168  23.0%  All Other Revenue ($)  28,465  16,849  11,616  68.9%  Purchase Volume ($)  9,620,787  8,662,533  958,254  11.1%  Net Interchange Rate (%)  0.56%  0.51%  0.05%  9.8%  Strength from OTA's and contributions from corporate payments sustain continued growth   In thousands unless otherwise noted

 Health and Employee Benefit Solutions    3Q18  3Q17  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  50,268  50,898  (630)  (1.2)%  Payment Processing Revenue ($)  12,503  11,255  1,248  11.1%  Account Servicing Revenue ($)  26,818  26,258  560  2.1%  All Other Revenue ($)  10,947  13,385  (2,438)  (18.2)%            Purchase Volume * ($)  1,061,215  955,652  105,563  11.0%  Average Number of SaaS Accounts*  11,057  9,566  1,491  15.6%  Strong US Health revenue growth and continued positive trends on new accounts offset by Brazil market conditions  In thousands unless otherwise noted* US Only

 Selected Operating Expenses and Margins  Service fees declined primarily due to Revenue Recognition reclassificationsFleet credit loss declined substantially to 14.2 basis points from 23.5; card skimming losses remain lowSales and marketing expenses up mainly due to Revenue Recognition reclassifications  in thousands  3Q18  3Q18    3Q17  3Q17    $ ∆ Yr/Yr  $ ∆ Yr/Yr    % ∆ Yr/Yr    Processing costs  $  79,580    $  69,119    $  10,461    15.1  %  Service fees    13,818      19,658      (5,840)  (29.7)  %  Provision for credit losses    21,435      19,614      1,821    9.3  %  Operating interest    10,268      7,537      2,731    36.2  %  General and administrative    51,799      51,538      261    0.5  %  Sales and marketing    54,611      41,585      13,026    31.3%    3Q18  3Q17  ∆ Yr/Yr in basis points  GAAP operating income margin  26.3%  19.7%  660  Non-GAAP operating income margin  39.2%  37.1%  210  Operating Income Margin      Cost of services  Selling general and administrative  Selected Operating Expenses (GAAP)

 Tax Rate  Key Updates  Following tax reform in December 2017, our tax rate decreased significantlyANI tax rate down slightly from Q2 due to mix of US vs foreign earnings Year to date ANI tax rate of 25.5%, which is expected to continue into next year

Additional Balance Sheet Items



Total Cash ($ Millions)
$508
$533
600
400
200
0
12/31/17
09/30/18



Total Financing Debt ($ Millions)
2,400
2,200
2,000
2,148
2,162
12/31/17
09/30/18



Leverage Ratio
5.0
4.5
4.0
3.5
3.0
3.7
3.3
12/31/17
09/30/18

Key Updates

- Corporate cash[1] balances increased $120 million to $195 million as compared to Q2 2018
- Borrowing capacity of $666 million on line of credit
- Leverage ratio reduced to 3.3X, down from 4.1X in Q3 last year
- Repriced Term A and Revolver in August, reducing revolver spreads 25 basis points and increased capacity
- Interest rate hedges in place with a market value of $34.0 million
- Significant mitigation of interest rate risk - approximately 75% of Financing Debt at effectively fixed rates

[1] - Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company's amended 2016 Credit Agreement as filed with the SEC

16

Guidance

	4Q2018 OUTLOOK	Δ Yr/Yr	FY2018 OUTLOOK	Δ Yr/Yr
Revenue (in millions)	$370 - $380	12% - 15%	$1478 - $1488	18% - 19%
Adjusted Net Income[1] (in millions)	$89 - $94	38% - 46%	$354 - $359	52% - 54%
Adjusted Net Income Earnings per Diluted Share[1]	$2.05 - $2.15	38% - 44%	$8.13 - $8.23	50% - 52%
Domestic Fuel Prices ($ / Gallon)	$2.85		$2.89	
Fleet Credit Loss (Basis Points)	12 - 17		12 - 13	
Adjusted Net Income Tax Rate	25% - 26%		25% - 26%	
Number of Shares Outstanding	43.6 million		43.6 million	

1 The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, an impairment charge, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interest and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to, foreign currency exchange rates, unrealized gains and losses on derivative instruments and acquisition and divestiture related items, which may have a significant impact on our financial results.

17

 Appendix

WEX Non-GAAP Reconciliation

in thousands except per share data

	Three Months Ended September 30,			
	2018		2017	
		per diluted share		per diluted share
Net income attributable to shareholders	**$ 57,322**	**$ 1.31**	$ 33,971	$ 0.79
Unrealized (gains) losses on financial instruments	**(2,157)**	**(0.05)**	150	—
Net foreign currency remeasurement losses (gains)	**1,094**	**0.03**	(14,611)	(0.34)
Acquisition–related intangible amortization	**33,439**	**0.77**	38,510	0.89
Other acquisition and divestiture related items	**1,536**	**0.04**	1,006	0.02
Stock–based compensation	**9,799**	**0.22**	8,483	0.20
Restructuring and other costs	**1,973**	**0.05**	6,024	0.14
Debt restructuring and debt issuance cost amortization	**2,216**	**0.05**	4,287	0.10
Impairment charge	**2,424**	**0.06**	—	—
ANI adjustments attributable to non–controlling interest	**(351)**	**(0.01)**	(207)	—
Tax related items	**(11,936)**	**(0.27)**	(16,130)	(0.37)
Adjusted net income attributable to shareholders	**$ 95,359**	**$ 2.19**	$ 61,483	$ 1.43

19

WEX Non-GAAP Reconciliation    Three Months Ended September 30,  Three Months Ended September 30,            (In thousands)  2018  2018      2017  2017    Operating income (GAAP)  $  100,688      $  63,723    Acquisition-related intangible amortization    33,439        38,510    Other acquisition and divestiture related items    1,536        1,006    Debt restructuring    317        2,519    Stock-based compensation    9,799        8,483    Restructuring and other costs    1,973        6,024    Impairment charge    2,424        —    Adjusted operating income  $  150,176      $  120,265      Three Months Ended September 30,  Three Months Ended September 30,            (In thousands except margin data)  2018  2018      2017  2017    Operating income (GAAP)  $  100,688      $  63,723    Total Revenue  $  382,690      $  324,002    Operating income margin (GAAP)    26.3%      19.7  %                  Adjusted operating income  $  150,176      $  120,265    Total Revenue  $  382,690      $  324,002    Adjusted operating income margin    39.2%      37.1%

 WEX Non-GAAP Reconciliation  The Company's non-GAAP adjusted net income, adjusted operating income and adjusted operating income margin exclude (as applicable) unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, an impairment charge, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interest and certain tax related items. Although adjusted net income, adjusted operating income and adjusted operating income margin are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers this measure integral because it excludes the above-specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because:Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments.Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, receivable and payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations.The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures, to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In prior periods not reflected above, the Company has adjusted for goodwill impairments, acquisition-related asset impairments and gains and losses on divestitures. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses of divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry.Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.Restructuring and other costs are related to certain identified initiatives to further streamline the business, improve the Company's efficiency, create synergies and to globalize the Company's operations, all with an objective to improve scale and increase profitability going forward. This also includes other immaterial costs that the Company has incurred and are non-operational and non-recurring. We exclude these items when evaluating our continuing business performance as such items are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business.Impairment charges represent a non-cash asset write-off . These charges do not reflect recurring costs that would be relevant to the Company's continuing operations. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company's historical operating results and to other companies in its industry.Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.The adjustments attributable to non-controlling interest have no significant impact on the ongoing operations of the business.The tax related items are the difference between the Company’s U.S. GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s U.S. GAAP tax provision.For the same reasons, WEX believes that adjusted net income, adjusted operating income and adjusted operating income margin may also be useful to investors as one means of evaluating the Company's performance. However, because adjusted net income, adjusted operating margin and adjusted operating income margin are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income and adjusted operating income margin as used by WEX may not be comparable to similarly titled measures employed by other companies.